Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
ENTRY INTO MASTER SERVICES AGREEMENT
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VACANT LAND PURCHASE AGREEMENT EXTENSION
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ENTRY INTO VACANT LAND PURCHASE AGREEMENT
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VACANT LAND PURCHASE AGREEMENT TRANSFER
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EXTENSION OF LOAN MATURITY DATE
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TERMINATION OF SOLAR POWER SYSTEMS AGREEMENT
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RETIREMENT OF LAND PURCHASE INSTALLMENT NOTES
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SHARE FOR DEBT SETTLEMENT

Vancouver, B.C. – April 15, 2013 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on March 20, 2013, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Master Services Agreement with Belectric, Inc. (“Belectric”), which allows Belectric to perform Conditional Use Permit (“CUP”) application pre-engineering services for Coronus projects Adelanto West, Apple Valley East, 29-Palms North, Yucca Valley East, and Joshua Tree East. The services to be performed for each project are limited to, and may include, ALTA/ Topographical surveys, Geotechnical reports, Water Quality Management Plans, and Hydrology studies. The services shall be completed within approximately eight weeks. In respect of invoicing and payment, Belectric shall submit its standard monthly invoice describing the services performed and expenses incurred during the preceding month. Coronus shall make payment of all undisputed portions within thirty calendar days from the date of the invoice. The Company estimates the services will cost approximately USD $30,000 to USD $35,000 per project.

The close of escrow for the Vacant Land Purchase Agreement (the “29-Palms Morongo Agreement”), entered into by the Company’s wholly-owned subsidiary, Coronus 29-Palms Morongo LLC, as reported in the Company’s News Releases of October 29, 2012, and January 7 and February 13, 2013, has been extended. Additionally, the time allotted for board of director approval has also been extended. Effective March 24, 2013, under the 29-Palms Morongo Agreement, the close of escrow has been extended to April 30, 2013, and the 29-Palms Morongo Agreement is now subject to Coronus 29-Palms Morongo LLC’s board of director approval on or before April 15, 2013. The Company sought the extension because it requires additional time to determine whether the property will be suitable for a solar photovoltaic development under the California Public Utilities Commission’s feed-in tariff program for small generators.

On March 28, 2013, Coronus entered into a Vacant Land Purchase Agreement (the “Yucca Valley East Agreement #2”). Under the Yucca Valley East Agreement #2, Coronus agrees to acquire a 20 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, from Peter and Ann Wellington. The purchase price is USD $100,000. Close of escrow is October 31, 2013. Coronus deposited USD $10,000 into escrow and agrees to deposit an additional USD $90,000 within sufficient time to close escrow. This parcel is adjacent to the 34.07 acre parcel of vacant land Coronus acquired from Peter and Ann Wellington on October 9, 2011, which Coronus is presently developing as “Yucca Valley East”. The Yucca Valley East Agreement #2 is subject to Coronus receiving permit approval for its solar PV projects from the County.

On August 28, 2010, Coronus entered into a Vacant Land Purchase Agreement (“the “Twentynine Palms East Agreement”) to acquire a 30 acre parcel of vacant land, situated east of Twentynine Palms, in the County of San Bernardino, California. As reported in the Company’s News Release of January 27, 2011, Coronus paid the purchase price of USD $32,000, in cash, on January 24, 2011. On March 29, 2013, Coronus transferred 100% ownership of the parcel to the Company, in return for us reducing the debt Coronus owed the Company by USD $32,000. Throughout Coronus’ ownership of this parcel, the Company opted not to pursue interconnection agreements for solar PV power systems sited on this parcel, and the Company will continue with this position. Based on the feedback the Company received from Southern California Edison’s field engineers, the anticipated network upgrade costs to accommodate the systems are currently prohibitive.

On April 11, 2013, the parties extended the Maturity Date under the Loan the Company entered into with Clean Focus on December 20, 2012. The Company first reported the Loan in the Company’s News Release of January 7, 2013. Originally, the Note was due on the earlier of i) 31 days after the total Advances equal $4,000,000.00 or ii) July 1, 2013. Effective April 11, 2013, the Note is now due on the earlier of i) the execution of a stock purchase agreement where we transfer 100% ownership of Coronus and the Project Companies to Clean Focus or designee, ii) 31 days after the total Advances equal $4,000,000.00 or iii) July 15, 2013.

Pursuant to an agreement of purchase and sale, dated March 31, 2011, and amended as of August 15, 2012 (the “Amended Solar Power Systems Agreement”), by and among the Company, Coronus, and Belectric, Coronus agreed to purchase from Belectric certain utility-scale, solar power systems. The Company reported the Amended Solar Power Systems Agreement in the Company’s News Releases of April 1, 2011 and August 17, 2012. On March 27, 2013, pursuant to a Mutual Release and Termination Agreement, the parties terminated and released each other from any and all claims that may have arisen under (or in connection with) the Amended Solar Power Systems Agreement. But for Section 2.3 of the Amended Solar Power Systems Agreement, Non-Refundability of Payment Shares, the Amended Solar Power Systems Agreement, together with any and all addenda thereto or amendments thereof, was hereby terminated, and of no further force or effect. Pursuant to Section 2.3 of the Amended Solar Power Systems Agreement, Non-Refundability of Payment Shares, ownership of the 1,097,400 of the Original Payment Shares currently owned and held by Belectric survived the execution of the Mutual Release and Termination Agreement, and are continued to be owned and held by Belectric. As a consequence of the termination, on March 27, 2013, Coronus wrote off the balance of its construction in progress of $658,440, as the asset is no longer available to Coronus.

As reported in the Company’s News Release of January 7, 2013, on January 7, 2013, Coronus completed the Vacant Land Purchase Agreement (the “Apple Valley East Re-Site Agreement”). Under the Apple Valley East Re-Site Agreement, Coronus acquired a 14.78 acre parcel of vacant land, situated east of Apple Valley, in the County of San Bernardino, California, from two sellers (the “Sellers”). The purchase price Coronus paid was USD $300,000. Coronus deposited USD $100,000, with the Sellers agreeing to carry back the balance amount of USD $200,000 for three months at 0% ($nil) interest (the “Installment Notes”). On April 3, 2013, Coronus paid out the balance amount of USD $200,000, retiring the Installment Notes.

On March 28, 2013, Coronus conducted a share for debt settlement, issuing a 626,085/10,687,500 fractional common share of its common stock to the Company in consideration of the Company reducing the debt Coronus owed it by $626,085. Coronus now has one and 626,085/10,687,500 shares of common stock issued and outstanding. The Company valued the Coronus shares at a deemed value of USD $10,687,500 per share.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company’s future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.